Exhibit 5.1

	ATTORNEYS AT LAW 101 California Street	Broomfield, CO 720 566-4000 Palo Alto, CA
	5th Floor	650 843-5000
	San Francisco, CA	Reston, VA
	94111-5800	703 456-8000
	Main 415 693-2000	San Diego, CA
	Fax 415 693-2222	858 550-6000
February 3, 2006	www.cooley.com	Washington, DC 202 842-7800
BroadVision, Inc. 585 Broadway Redwood City, CA 94063-3122	KENNETH L. GUERNSEY (415) 693-2091 kguernsey@cooley.com

Re:	Registration Statement on Form S-1
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by BroadVision, Inc. (the “Company”) of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a prospectus covering the sale of up to 167,677,290 shares of common stock (the “Common Shares”).
In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all signatures on original documents, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
Based on the foregoing, and in reliance thereon, we are of the opinion that the Common Shares, when sold and issued in accordance with the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.
We consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward llp

By:	/s/ Kenneth L. Guernsey

Kenneth L. Guernsey